                                 EXECUTION COPY

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                            Webcast Solutions, Inc.,

                          StarMedia Network, Inc., and

                           S Media Acquisition Corp.,

                                   dated as of

                               September 14, 1999

                                TABLE OF CONTENTS
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ARTICLE I     Generally...........................................................................                2

         Section 1.1.      Certain Definitions............................................................        2
         Section 1.2.      Terms Generally................................................................        2

ARTICLE II    Merger of Newco into the Company....................................................                2

         Section 2.1.      The Merger.....................................................................        2
         Section 2.2.      Effective Time of Merger.......................................................        2
         Section 2.3.      Articles of Incorporation; By-Laws.............................................        2
         Section 2.4.      Directors and Officers.........................................................        3
         Section 2.5.      Taking of Necessary Action; Further Action.....................................        3
         Section 2.6.      Time and Place of Closing......................................................        3
         Section 2.7.      Tax Consequences...............................................................        4

ARTICLE III   Conversion and Exchange of Shares...................................................                4

         Section 3.1.      Conversion of Shares...........................................................        4
         Section 3.2.      Exchange of Certificates.......................................................        5
         Section 3.3.      Lost, Stolen or Destroyed Certificates.........................................        6
         Section 3.4.      Dissenting Shares..............................................................        6
         Section 3.5.      Stock Legend...................................................................        7

ARTICLE IV    Representations and Warranties of the Company.......................................                7

         Section 4.1.      Incorporation; Authorization; Capitalization...................................        7
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                                TABLE OF CONTENTS
                                   (Continued)
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         Section 4.2.      Financial Statements...........................................................        9
         Section 4.3.      Undisclosed Liabilities........................................................        9
         Section 4.4.      Properties.....................................................................        9
         Section 4.5.      Absence of Certain Changes.....................................................       10
         Section 4.6.      Taxes..........................................................................       11
         Section 4.7.      Litigation; Orders.............................................................       11
         Section 4.8.      Intellectual Property..........................................................       12
         Section 4.9.      Licenses, Approvals, Other Authorizations,
                           Consents, Reports, etc.........................................................       13
         Section 4.10.     Labor Matters..................................................................       14
         Section 4.11.     Compliance with Laws...........................................................       14
         Section 4.12.     Insurance......................................................................       14
         Section 4.13.     Contracts......................................................................       14
         Section 4.14.     Transactions with Affiliates...................................................       15
         Section 4.15.     OSHA Matters...................................................................       15
         Section 4.16.     Totality of Assets.............................................................       15
         Section 4.17.     Environmental Matters..........................................................       15
         Section 4.18.     Employee Benefits..............................................................       17
         Section 4.19.     Year 2000......................................................................       19
         Section 4.20.     Pooling........................................................................       19
         Section 4.21.     Vote Required..................................................................       20
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                                TABLE OF CONTENTS
                                   (Continued)

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         Section 4.23.     Brokers, Finders, etc..........................................................       20
         Section 4.24.     Minute Books...................................................................       20
         Section 4.25.     Disclosure.....................................................................       20


ARTICLE V   Representations and Warranties of Parent and Newco..................................                 20

         Section 5.1.      Incorporation; Authorization; Capitalization...................................       20
         Section 5.2.      Consents, etc..................................................................       22
         Section 5.3.      SEC Documents..................................................................       22
         Section 5.4.      No Material Adverse Change.....................................................       23
         Section 5.5.      Brokers, Finders, etc..........................................................       23
         Section 5.6.      Pooling........................................................................       23
         Section 5.7.      Litigation, etc................................................................       23

ARTICLE VI    Covenants...........................................................................               24

         Section 6.1.      Covenants of the Company.......................................................       24
         Section 6.2.      Additional Agreements..........................................................       27
         Section 6.3.      Employee Matters...............................................................       28
         Section 6.4.      Exclusivity....................................................................       28
         Section 6.7.      Nasdaq Listing.................................................................       28
         Section 6.8.      Company's Auditors.............................................................       28
         Section 6.10.     Form S-8.......................................................................       28
         Section 6.11.     Indemnity Agreement............................................................       28
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                                TABLE OF CONTENTS
                                   (Continued)


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ARTICLE VII  Conditions to Parent's and Newco's Obligations to Close.............................                29

         Section 7.1.      Representations, Warranties and Covenants of the
                           Company........................................................................       29
         Section 7.2.      Shareholders...................................................................       30
         Section 7.3.      Representations, Warranties and Covenants of the
                           Shareholders...................................................................       30
         Section 7.4.      Filings; Consents..............................................................       30
         Section 7.5.      No Injunction..................................................................       30
         Section 7.6.      Documents......................................................................       31
         Section 7.7.      Convertible Securities.........................................................       31
         Section 7.8.      Rule 145 Letters...............................................................       31
         Section 7.9.      Appraisal Rights...............................................................       31

ARTICLE VIII  Conditions to the Company's Obligation to Close.....................................               31

         Section 8.1.      Representations, Warranties and Covenants of Parent............................       31
         Section 8.2.      Shareholder Approvals..........................................................       32
         Section 8.3.      No Injunction..................................................................       32
         Section 8.4.      Nasdaq Listing.................................................................       32

ARTICLE IX    Survival............................................................................               32

         Section 9.1.      Survival.......................................................................       32

ARTICLE X     Termination.........................................................................               33
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                                TABLE OF CONTENTS
                                   (Continued)

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         Section 10.1.     Termination....................................................................       33
         Section 10.2.     Procedure and Effect of Termination............................................       33

ARTICLE XI  Miscellaneous.......................................................................                 33

         Section 11.1.     Entire Agreement...............................................................       33
         Section 11.2.     Benefit; Assignment............................................................       33
         Section 11.3.     No Presumption.................................................................       34
         Section 11.4.     Notices........................................................................       34
         Section 11.5.     Counterparts; Headings.........................................................       35
         Section 11.6.     Severability...................................................................       35
         Section 11.7.     No Reliance....................................................................       35
         Section 11.8.     Governing Law..................................................................       35
         Section 11.9.     Submission to Jurisdiction; Waivers............................................       35
         Section 11.10.    Waiver.........................................................................       36
         Section 11.11.    Amendment......................................................................       36
         Section 11.12.    Specific Performance...........................................................       36
         Section 11.13.    Expenses.......................................................................       36
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                                      -6-

                      AGREEMENT AND PLAN OF REORGANIZATION

                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 14, 1999 (together with the Schedules and Exhibits hereto, the "PLAN OF MERGER"), among Webcast Solutions, Inc., a California corporation (the "COMPANY"), StarMedia Network, Inc., a Delaware corporation ("PARENT"), and S Media Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("NEWCO").

         A. The respective Board of Directors of Parent and the Company have determined that it is in the best interests of each such corporation that Parent, through a wholly-owned subsidiary, acquire all outstanding shares of common stock, no par value per share, of the Company (the "WEBCAST COMMON STOCK") for the Aggregate Share Merger Consideration (as hereinafter defined), pursuant to the terms and conditions of this Plan of Merger which provides, among other things, for the merger of Newco into the Company (the "MERGER"), and the respective Board of Directors of the Company and Newco have directed that this Plan of Merger and the Agreement of Merger annexed hereto as Exhibit A (the "MERGER AGREEMENT") be submitted to the Company's and Newco's shareholders for their adoption.

         B. Pursuant to the Merger, among other things, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive StarMedia Common Stock (as defined herein), as set forth herein, and all outstanding options to purchase Webcast Common Stock shall be converted into options to purchase StarMedia Common Stock, as set forth herein.

         C. The Company, on the one hand, and Parent and Newco, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         D. The parties intend, by executing this Plan of Merger, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and any successor thereto (the "Code").

         E. Concurrent with the execution of this Plan of Merger, as a material inducement to Parent and Newco, certain shareholders of the Company will enter into an agreement to indemnify and not to compete with Parent (the "INDEMNITY AND NON-COMPETE AGREEMENT") in the form of Exhibit B hereto.

         F. Concurrent with the execution of the Merger Agreement, as a material inducement to Parent and Newco, the directors and certain shareholders of the Company will enter a general release of the Company (the "GENERAL RELEASE") in the form of Exhibit C hereto.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                    GENERALLY

                  Section 1.1. CERTAIN DEFINITIONS. Certain capitalized terms used in this Plan of Merger have the meanings specified in Exhibit D hereof.

                  Section 1.2. TERMS GENERALLY. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof," "herein," "hereto" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Plan of Merger as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Plan of Merger, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Plan of Merger unless otherwise specified, (c) the word "including" and words of similar import when used in this Plan of Merger shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive, (e) provisions shall apply, when appropriate, to successive events and transactions and (f) terms not found in Exhibit D are defined elsewhere in this Plan of Merger.


                                   ARTICLE II

                        MERGER OF NEWCO INTO THE COMPANY

                  Section 2.1. THE MERGER. At the Effective Time, subject to the terms and conditions of this Plan of Merger and in accordance with the Corporations Code, (i) Newco shall be merged with and into the Company, (ii) the separate existence of Newco shall cease, (iii) the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") as a wholly-owned subsidiary of Parent and under its present corporate name, and (iv) the Merger shall have the effects set forth herein and in the Corporations Code.

                  Section 2.2. EFFECTIVE TIME OF MERGER. The Merger shall become effective at the time a copy of the Merger Agreement, together with the certificates required by Section 1103 of the Corporations Code (collectively, the "CERTIFICATE OF MERGER") is accepted for filing by the Secretary of State of California in accordance with the Corporations Code. Such time is referred to herein as the "EFFECTIVE TIME." This Plan of Merger can be terminated by the applicable party prior to the filing of the Certificate of Merger in accordance with Article X hereof.

                  Section 2.3. ARTICLES OF INCORPORATION; BY-LAWS. (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall, pursuant to the Merger, be amended and restated in its entirety to be in the form of the Articles of Incorporation of Newco, except Article One of such amended and restated Articles of Incorporation shall be amended to read in its entirety as follows:

                        "The name of the corporation is Webcast Solutions, Inc."

                  (b) At the Effective Time, the By-Laws of Newco in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation, except that the name "S Media Acquisition Corp." shall be changed to "Webcast Solutions, Inc."

                  Section 2.4. DIRECTORS AND OFFICERS. The Board of Directors and principal officers of the Surviving Corporation shall be those persons who constitute the Board of Directors and principal officers of Newco at the Effective Time. Each such director or officer shall hold office until such person's respective successor has been duly elected or appointed or qualified pursuant to the By-Laws of the Surviving Corporation or as otherwise provided under applicable law.

                  Section 2.5. TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent, Newco and the Company, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Plan of Merger. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of Newco or the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Newco and the Company or otherwise to take, and shall take, all such lawful and necessary action.

                  Section 2.6. TIME AND PLACE OF CLOSING. (a) The Closing shall take place on (i) September 14, 1999, or (ii) such later date no later than October 31, 1999 mutually satisfactory to the Company and Parent which is no later than the fifth business day after satisfaction (or waiver) of the conditions to the Closing set forth in Articles VII and VIII hereof (other than those conditions which require the delivery of any documents or the taking of other action at the Closing) at 10:00 a.m., New York time, at the offices of Hughes Hubbard & Reed, LLP, One Battery Park Plaza, New York, New York 10004. In the event that at the Closing no party exercises any right it may have to terminate this Plan of Merger and no condition to the obligations of the parties exists that has not been satisfied or waived, the parties shall (i) deliver to each other at the Closing the certificates and other documents required to be delivered under this Section 2.6 and Articles VII and VIII hereof and (ii) at the Closing, or as soon thereafter as practicable, cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of California.

                  (b) In addition to the other things required to be done hereby, at the Closing, the Company shall deliver or cause to be delivered to Parent the following: (i) a copy of the resolutions of (A) the board of directors of the Company authorizing the execution, delivery and performance of this Plan of Merger, the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and (B) the shareholders of the Company approving and adopting this Plan of Merger and the Merger Agreement as required by Section 8.2, and a certificate of the Company's secretary dated as of the Closing Date, that the resolutions referred to in the foregoing clauses
(A) and (B) were duly adopted and are in full force and effect; (ii) the corporate seal and all of the minute books and stock transfer books of the

Company; (iii) the written resignations of all of the officers of the Company and all of the members of the board of directors of the Company; (iv) good standing certificates requested by Parent; (v) a duly executed officer's certificate as required by Section 1103 of the Corporations Code; and (vi) if not previously delivered to Parent, all other certificates and such other instruments, releases and documents required pursuant hereto to be delivered by or on behalf of the Company at or prior to the Closing pursuant to Article VII or otherwise required, or reasonably requested by Parent, in connection herewith.

                  (c) In addition to the other things required to be done hereby, at the Closing, Parent and Newco shall deliver to the Company the following: (i) a copy of the resolutions of (A) the board of directors of Newco authorizing the execution, delivery and performance of this Plan of Merger, the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and (B) the sole shareholder of Newco approving and adopting this Plan of Merger and the Merger Agreement, and a certificate of Newco's secretary, dated as of the Closing Date, that the resolutions referred to in the foregoing clauses (A) and (B) were duly adopted and are in full force and effect; and (ii) if not previously delivered to the Company, all other certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of Parent or Newco at or prior to the Closing pursuant to Article VIII or otherwise required, or reasonably requested by the Company, in connection herewith.

                  Section 2.7. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and
(a)(2)(E) of the Code. Notwithstanding the foregoing, no representation or warranty is made by any party hereto regarding the treatment or consequences of the Merger for purposes of U.S. federal income tax, or foreign, state or local tax law.


                                   ARTICLE III

                        CONVERSION AND EXCHANGE OF SHARES

                  Section 3.1. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco, the Company or the holders of any of the following securities:

                  (a) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, no par value per share, of the Surviving Corporation.

                  (b) Any shares of Webcast Common Stock which are held in the Company's treasury immediately prior to the Effective Time shall be canceled, and no securities of Parent or cash shall be issuable or exchangeable with respect thereto.

                  (c) Each share of Webcast Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive the Per Share Merger Consideration (as defined herein). Each holder of Webcast Common Stock shall surrender all such holder's certificates formerly representing ownership of Webcast Common Stock in the manner provided in Section 3.2. All such shares of Webcast Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Per Share Merger Consideration (and cash in lieu of fractional shares) therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section 3.1(c) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

                  (d) No fractional share of StarMedia Common Stock shall be issued in connection with the Merger. Each holder of shares of Webcast Common Stock shall be entitled to receive in lieu of any fractional share of StarMedia Common Stock to which such holder otherwise would have been entitled pursuant to this Section 3.1 (after taking into account all shares of Webcast Common Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a share of StarMedia Common Stock to which such holder otherwise would have been entitled and (ii) the Conversion Price. Payment of such amounts shall be made by Parent.

                  Section 3.2. EXCHANGE OF CERTIFICATES. (a) The Surviving Corporation shall act as Exchange Agent in the Merger. After the Effective Time, each holder of a certificate or certificates theretofore evidencing outstanding shares of Webcast Common Stock, upon surrender of the same, together with a fully completed and executed Letter of Transmittal (as hereinafter defined), to the Surviving Corporation or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive in exchange therefor the Per Share Merger Consideration multiplied by the number of shares of Webcast Common Stock represented thereby, rounded to the nearest ten-thousandth of a share. Each holder shall provide the Surviving Corporation with the certification described in Section 4.6(c) and a properly completed IRS Form W-9, if required. No interest will be paid or accrue on the Per Share Merger Consideration payable upon surrender of such certificate. As soon as practicable after the Effective Time, but in any event, within 20 days, the Surviving Corporation will send a notice and transmittal form (the "LETTER OF TRANSMITTAL") to each holder of an outstanding certificate or certificates which immediately prior to the Effective Time evidenced shares of Webcast Common Stock advising such shareholder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates for exchange into the shares of StarMedia Common Stock and cash in lieu of fractional shares, constituting the Per Share Merger Consideration. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented shares of Webcast Common Stock will be deemed for all corporate purposes of Parent to evidence ownership of a right to receive without interest thereon, the number of full shares of StarMedia Common Stock rounded to the lowest whole share multiplied by the number of shares of Webcast Common Stock represented thereby, plus the applicable cash amount, if any, in lieu of fractional shares, constituting the Per Share Merger Consideration. After the Effective Time there shall be no further registration of transfers on the records of the Company of shares of Webcast Common Stock and, if a certificate representing any such shares is presented to the Surviving Corporation, it shall be canceled and exchanged for the Per Share Merger Consideration as herein provided.

                  (b) If payment of the Per Share Merger Consideration is to be made to a person other than the registered holder of the certificate or certificates surrendered in exchange therefor, it shall be a condition of such payment that the certificate or certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Surviving Corporation any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate or certificates surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                  (c) Notwithstanding anything to the contrary in this Section 3.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Webcast Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 3.3. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Webcast Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of StarMedia Common Stock and other amounts, if any, as may be required pursuant to this Article 3; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  Section 3.4. DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Plan of Merger to the contrary, any shares of Webcast Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with the Corporations Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Per Share Merger Consideration pursuant to Section 3.1, but the holder thereof shall only be entitled to such rights as are granted by the Corporations Code.

                  (b) Notwithstanding the provisions of subsection (a) above, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration as provided in Section 3.1, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the Corporations Code and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, or as required under the Corporations Code, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

                  Section 3.5. STOCK LEGEND. Stock certificates for StarMedia Common Stock issued in the Merger as Per Share Merger Consideration shall contain the legend specified on Schedule 3.5.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to and for the benefit of Parent and Newco as follows:

                  Section 4.1. INCORPORATION; AUTHORIZATION; CAPITALIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company (i) has all requisite corporate power to own its properties and assets and to carry on its business as it is now being conducted and (ii) is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has previously delivered to Parent true and correct copies of the articles of incorporation and by-laws of the Company. The Company has no Subsidiaries. Except as set forth on Schedule 4.1(a), the Company has no investments in, or joint venture arrangements with, any other Person.

                  (b) The Company has full power and authority (corporate or otherwise) to execute, deliver and perform this Plan of Merger, the Merger Agreement and all other agreements and instruments to be executed in connection herewith and therewith (collectively, the "TRANSACTION DOCUMENTS"). Subject only to the receipt of the requisite approval of the Company's shareholders referred to in Section 8.2 hereof, (i) the execution, delivery and performance by the Company of this Plan of Merger has been duly authorized by all necessary action (corporate or otherwise) on the part of the Company, and (ii) as of the Closing Date, the Merger Agreement and the other Transaction Documents to which the Company is a party will be duly authorized by all necessary action (corporate or otherwise) on the part of the Company. This Plan of Merger has been duly executed and delivered by the Company, and, as of the Closing Date, the Merger Agreement and the other Transaction Documents to which the Company is a party will be duly executed and delivered by the Company. Assuming due authorization, execution and delivery by Parent and Newco of this Plan of Merger, this Plan of Merger is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, assuming due authorization, execution and delivery by Parent of this Plan of Merger and the receipt of the requisite approval of the Company's shareholders referred to in Section 8.2 hereof, the Merger Agreement and the other Transaction Documents to which the Company is a party will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  (c) The execution, delivery, and performance by the Company of this Plan of Merger, the Merger Agreement and the other Transaction Documents to which it is a party does not, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, (a) upon receipt of the requisite approval of the Company's shareholders referred to in Section 8.2, violate, conflict with or result in the breach of any provision of the Articles of Incorporation or by-laws of the Company or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or result in or permit the termination, amendment, modification, acceleration, suspensions, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the assets of the Company or give to others any interests or rights therein under (i) any Contract, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or other Governmental Entity or any applicable constitution or Law, to which the Company is subject or which is applicable to the Company's assets.

                  (d) The authorized capital stock of the Company consists of
(i) 10,000,000 shares of Webcast Common Stock, of which 7,237,500 shares are issued and outstanding, and (ii) 560,000 shares of Series A preferred stock, no par value, of the Company (the "PREFERRED STOCK"), of which 541,650 shares are issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights created by statute, regulation, the articles of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound, or in violation of any federal or state securities laws. The Company has reserved 541,650 shares of Webcast Common Stock for issuance upon conversion of the Preferred Stock and 1,100,000 shares of Webcast Common Stock under the Company's 1999 Stock Option Plan (the "OPTION PLAN") for employees, officers, directors and consultants of the Company as may be determined and approved by the Company's Board of Directors from time to time. Except as disclosed in this
Section 4.1(d) and in Schedule 4.1(d) and for the transactions contemplated by this Plan of Merger, there is no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, to which the Company is a party or by which it is bound that directly or indirectly (i) calls for the issuance, sale, pledge, delivery or other disposition of any securities of the Company or any securities convertible into, or other rights to acquire, any securities of the Company, (ii) relates to the voting or control of any securities of the Company or (iii) obligates the Company or any of its Affiliates to grant, offer or enter into any of the foregoing.

                  (e) Schedule 4.1(e) contains a complete and correct list of the record and beneficial ownership of Webcast Common Stock and Preferred Stock by each shareholder of the Company designating each officer and director of the Company and the current mailing address of each such shareholder.

                  Section 4.2. FINANCIAL STATEMENTS. (a) Attached hereto as
Schedule 4.2(a) are true, correct and complete copies of the (i) unaudited balance sheet of the Company as of June 30, 1999 and the related unaudited income and cash flow statements for the Company for the six-month period then ended, and (ii) unaudited balance sheet of the Company as of December 31, 1998 and the related unaudited income and cash flow statements for the Company for the twelve [sic]-month period then ended. The foregoing financial statements are collectively referred to as the "FINANCIAL STATEMENTS."

                  (b) The Financial Statements were prepared in accordance with the books and records of the Company and fairly present the financial condition, results of operations and cash flows of the Company, as of the dates and for the periods indicated, in each case in conformity with GAAP throughout the periods specified.

                  Section 4.3. UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, including any liabilities or obligations under Environmental Laws or any unfunded obligation under any Benefit Plan, except as (i) set forth in Schedule 4.3, (ii) disclosed in the Financial Statements, or (iii) incurred in the ordinary course of business since June 30, 1999 which do not individually or in the aggregate have a Material Adverse Effect.

                  Section 4.4. PROPERTIES. (a) The Company does not own, and has never owned, any interest in real property.

                  (b) Schedule 4.4(b) hereto contains descriptions of all items of tangible personal property of every kind or description owned by the Company having a current net book value in excess of $2,500. The Company has good and marketable title to, or holds by valid and existing lease or license, all assets and properties (including without limitation all assets reflected on the Financial Statements (other than Intellectual Property, which is the subject of the corresponding representation set forth in Section 4.8 below)), free and clear of all Liens, except (1) as set forth on Schedule 4.4(b)(i) and (2) for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value or interfere with the present use, of the property subject thereto or affected thereby.

                  (c) All material tangible assets of every kind or description owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted.

                  Section 4.5. ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 4.5, since December 31, 1998, there has been no:

                  (a) event that, individually or together with any other events has, or is reasonably likely to have, a Material Adverse Effect on the Company;

                  (b) physical damage, destruction or loss of any assets of the Company in an amount exceeding $10,000 in the aggregate affecting the Company not remedied within 30 days;

                  (c) increase in compensation payable or to become payable to any of the employees, consultants or directors of the Company, or any bonus payment made or promised to any employee, consultant or director of the Company, or any material change in personnel policies, insurance benefits, Benefit Plans or other compensation arrangements affecting the employees, consultants or directors of the Company (other than increases in wages and salaries or bonus payments or other compensation made in the ordinary course of business and consistent with past practice or except as otherwise contemplated by this Plan of Merger or the Transaction Documents, but in no event increases greater than 3% per annum);

                  (d) waiver of any rights by the Company under any Contract which waivers, individually or in the aggregate, could have a Material Adverse Effect on the Company;

                  (e) mortgage, pledge or subjection to any Lien of any of the properties or assets of the Company;

                  (f) sale or transfer of the properties or assets of the Company including Intellectual Property, other than insignificant transfers in the ordinary course of business which individually or in the aggregate are not material;

                  (g) change in any method of accounting or accounting practice except as required by GAAP as in effect from time to time;

                  (h) dividend or other distribution paid or declared by the Company in respect of any of its capital stock and the Company has not, directly or indirectly, purchased, acquired or redeemed or split, combined or reclassified any shares of the capital stock of the Company;

                  (i) entrance into any material transaction or Contract involving a total commitment by or to any party thereto of more than $20,000 on an annual basis or more than $100,000 on its remaining term which cannot be terminated on no more than 60 days' notice without penalty or additional cost to the Company as the terminating party (except as otherwise contemplated by this Plan of Merger, the Merger Agreement or the Transaction Documents); or

                  (j) material tax election or change in tax accounting by the Company.

                  Section 4.6. TAXES. (a) The Company (which, for purposes of this Section 4.6, shall include any predecessor of the Company) has timely filed all Returns which are required to be filed (giving effect to any timely extensions), and all Taxes shown to be due on such Returns have been timely paid. All such Returns are true, accurate and complete. The Company has provided Parent with complete and accurate copies of all Returns filed by the Company for periods for which the statute of limitations is still open. The Company has paid all Taxes required to be paid. The Company has not been included in any consolidated, combined or unitary Returns. Except as disclosed in Schedule 4.6(a), the Company does not have in effect, nor has been requested to make, any waiver or extension of any statute of limitations with respect to Taxes.

                  (b) No property of the Company is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954.

                  (c) None of the shareholders of the Company is a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder, and certification to that effect will be delivered to Parent.

                  (d) The Company has complied with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (e) There are no pending, proposed, or, to the knowledge of the Company, threatened, audits, Actions, assessments or deficiencies, asserted with respect to Taxes of the Company. There is no pending, proposed, or, to the knowledge of the Company, threatened, claim by any Taxing Authority in any jurisdiction in which the Company does not pay Taxes or file Returns that the Company is required to pay Taxes or file Returns.

                  (f) The Company has not made an election under Section 341(f) of the Code.

                  (g) The Company has not agreed nor is required to make any adjustment under Section 481(a) of the Code.

                  (h) The Company will not have any liability under any tax sharing agreement or tax indemnity agreement on or after the Closing Date.

                  (i) All deficiencies asserted or assessments made as a result of any examination of Returns referred to in Section 4.6(a) have been paid in full.

                  Section 4.7. LITIGATION; ORDERS. There is no Action pending, or to the knowledge of the Company, threatened, against the Company by or before any court, arbitrator, panel or other Government Entity that would prevent the consummation of any of the transactions contemplated hereby. Except as disclosed in Schedule 4.7, there is no Action pending, or to the knowledge of the Company, threatened, against the Company or any of its business, properties or rights by or before any court, arbitrator, panel or other Government Entity. There are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any Government Entity or arbitrator against the Company or any of its properties that would individually or in the aggregate have Material Adverse Effect on the Company.

                  Section 4.8. INTELLECTUAL PROPERTY. (a) Schedule 4.8(a) contains a true, accurate and complete list as of the date hereof of all patents, patent applications, trademark and service marks and corresponding registrations and applications for registration thereof, and copyrights and corresponding registrations and applications for registration thereof, worldwide, as are now owned, used or held for use by the Company. Schedule 4.8(a) further sets forth a true, accurate and complete list as of the date hereof of all Outstanding IP Licenses (other than non-negotiated IP Licenses to the Company for off-the-shelf Software having a license fee, in the aggregate for all copies licensed, of less than $5,000), identifying the other parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. Except as set forth in Schedule 4.8(a)(i), the Company owns, or is licensed or otherwise possesses legally enforceable rights to use all subject matter set forth in
Schedule 4.8(a), free and clear of Liens (including any rights or claims of present or former employees, consultants, officers and directors of the Company or any other Persons) and of any obligations to pay royalties or other remuneration to any Person. There are no Outstanding IP Licenses other than as identified in Schedule 4.8(a), oral or written, and except as may be specifically stated in Schedule 4.8(a), no Outstanding IP License requires any payment of any nature, cash or noncash, or approval from, any past or present officer, director, shareholder or Affiliate of the Company.

                  (b) The Company has sufficient title, ownership or IP Licenses of Intellectual Property Rights (whether or not listed in Schedule 4.8(a)) necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others and such Intellectual Property Rights will not be materially adversely affected by the execution and delivery of this Plan of Merger or the consummation of the transactions contemplated hereby.

                  (c) The Company has not been and is not now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any Intellectual Property Rights of other Persons, nor has the Company received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other Person, nor to the Company's knowledge, is there any basis for the making of any such allegation.

                  (d) Schedule 4.8(d) sets forth a list of all patents relating to any field of business or proposed business of the Company as to which the Company has either sought an opinion of counsel or been advised that it should seek an opinion of counsel.

                  (e) There is not pending, nor to the Company's knowledge, has there been threatened, any action or proceeding to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Company's Intellectual Property.

                  (f) The Company has no knowledge that any Person is infringing any of its Intellectual Property.

                  (g) The Company is not aware after due inquiry of its employees that any of its employees are obligated under any contract (including IP Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Governmental Entity, that would interfere with the use of the best efforts of such employee to promote the interests of the Company or that would conflict with the Company's business as currently proposed to be conducted. The Company is not aware after due inquiry of its consultants that any of its consultants is obligated under any contract (including IP Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Governmental Entity, that would interfere with such consultant's performance of its contractual obligations or other currently contemplated duties to the Company. Neither the execution nor delivery of this Plan of Merger or the consummation of the transactions contemplated hereby, nor the carrying on of the Company's business by the employees of and the consultants to the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any law, contract, covenant or instrument to or under which any of such employees or consultants is now subject to or obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or Persons it currently intends to hire or retain as consultants) made prior to their employment or engagement by the Company.

                  (h) Schedule 4.8(h) sets forth a complete list of all Internet domain names now used or contemplated to be used by the Company. All such domain names are currently registered and in good standing, and the Company is shown on the records of the registrar thereof as the sole owner thereof. The Company has received no notice or communication stating that any Person is challenging the right of the Company to use any such domain name.

                  (i) All Software which has been used and which is now being used by the Company has and is being used in compliance with all applicable License requirements.

                  Section 4.9. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. (a) The Company has all licenses, permits, franchises, registrations, certificates, consents, and other authorizations of any Government Entity necessary to the conduct of the business of the Company (the "LICENSES"). All Licenses are in full force and effect. No Action is pending or, to the knowledge of the Company, threatened, by or before any court, arbitrator, panel or other Government Entity seeking the revocation, modification or limitation of any License.

                  (b) No filing, consent, waiver, approval or authorization of any Government Entity or of any third party on the part of the Company is required in connection with the execution, delivery and performance by the Company of this Plan of Merger, the Merger Agreement, or the other Transaction Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby, except in connection with or in compliance with the provisions of the Corporations Code.

                  Section 4.10. LABOR MATTERS.

                  (a) Schedule 4.10(a) sets forth a complete and correct list of all employees of the Company, including for each such employee his or her (i) name; (ii) job title; (iii) status as a full-time or part-time employee; (iv) base salary or wage rate; and (v) 1998 bonus. Schedule 4.10(a) also lists each employee of the Company who is not actively at work for any reason other than vacation, and the reason for such absence.

                  (b) Schedule 4.10(b) sets forth a complete and correct list of all individuals who perform services for the Company as an independent contractor or a leased employee, the services they perform, and their rate of compensation.

                  (c) The Company is not presently, nor has in the past been a party to, or bound by any collective bargaining agreement with respect to its employees. No employees of the Company are, or within the last three years have been, represented by a union or other bargaining agent with respect to their employment with the Company, and, to the knowledge of the Company, no employee organizing efforts are pending with respect to employees of the Company. Within the last three years, there has been no strike, work slowdown or other material labor dispute with respect to employees of the Company, nor to the knowledge of the Company, is any strike, work slowdown or other material labor dispute pending. The Company is not involved in nor, to the knowledge of the Company, threatened with any arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of the Company (excluding any routine workers' or unemployment compensation claims).

                  (d) Each individual who performs, or has performed, services for the Company and has been classified by the Company as an independent contractor (rather than as an employee) for purposes of income tax withholding and employment taxes is and has been properly classified as an independent contractor for such purposes.

                  Section 4.11. COMPLIANCE WITH LAWS. The conduct of the business of the Company has complied with, and the Company and its properties are in compliance with all Laws applicable thereto other than Laws, the violations of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 4.12. INSURANCE. Schedule 4.12 lists all insurance policies owned or held by the Company. The Company's insurance policies afford coverage to the Company and its assets or business in amounts and against all risks normally insured against by Persons possessing similar assets or operating similar businesses in similar locations. All such policies are in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

                  Section 4.13. CONTRACTS. Schedule 4.13 sets forth a list of all written, and a description of all oral, employment Contracts, regardless of amount, and all other Contracts, except for individual unrelated Contracts which could not involve the payment or receipt by the Company of more than $10,000 per calendar year; PROVIDED, HOWEVER, that such schedule also sets forth those Contracts which do not satisfy the $10,000 threshold but are otherwise material to the Company. Except for all failures to be valid, binding and enforceable and breaches, defaults, events, waivers and disputes which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (a) all of the Contracts are valid and binding on and enforceable against the Company, in accordance with their terms and, to the knowledge of the

Company, on and against the other parties thereto, (b) neither the Company nor, to the knowledge of the Company, any other party to any Contract, is in breach or default under any Contract, (c) the Company has not waived any material right under any Contract, (d) no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach or default under any Contract, and (e) there are no unresolved disputes under any of the Contracts. True and complete copies of all written, and accurate summaries of all oral, Contracts set forth on Schedule 4.13 have been provided to Parent.

                  Section 4.14. TRANSACTIONS WITH AFFILIATES. Schedule 4.14 sets forth a complete and accurate (a) list of all Contracts to which any shareholder, director or officer of the Company, or any of its Affiliates, Associates or Relatives (the "INSIDERS"), on the one hand, and the Company, on the other hand, is a party and (b) description of all material transactions which are not the subject of the agreements described in clause (a) above (the "INSIDER TRANSACTIONS") between the Company, on one hand, and any Insider, on the other hand, that have occurred since July 1, 1998.

                  Section 4.15. OSHA MATTERS. The Company is in compliance with the requirements of the Occupational Safety and Health Act and the regulations promulgated thereunder and any similar laws or regulations of any state or local jurisdiction ("OSHA") other than violations of OSHA which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not received any citation from the Occupational Safety and Health Administration or any comparable administration of any state or local jurisdiction (an "ADMINISTRATION") or any Administration inspector setting forth any respect in which the facilities or operations of the Company are not in compliance with OSHA, or the regulations thereunder, which non-compliance has not been corrected or remedied to the satisfaction of such Administration or inspector. The Company has heretofore furnished to Parent copies of any citations heretofore issued to the Company under OSHA during the three years prior to the date of this Plan of Merger and copies of all correspondence from and to such Administration and any Administration inspectors during the past three years.

                  Section 4.16. TOTALITY OF ASSETS. The assets of the Company which Parent, through the Surviving Corporation, will acquire at the Closing by virtue of the Merger include all of the assets or rights necessary for the continued operation of the business of the Company substantially in the same manner as currently operated.

                  Section 4.17. ENVIRONMENTAL MATTERS. (a) The Company has made available to Parent all material information which it possesses or controls pertaining to the use, generation, storage, handling, treatment or disposal of Hazardous Materials on any real property, used or leased by the Company and any sampling and test results obtained, samples, tests and monitoring programs taken or conducted by the Company (or otherwise in its possession or control) at and around any real property used or leased by the Company with respect to Hazardous Materials.

                  (b) The Company has complied with, and the Company and any real property used or leased by the Company, is in compliance in all material respects with, the provisions of all applicable Environmental Laws.

                  (c) The Company has not received any written notice or is otherwise aware of any existing claim or the basis for any claim by any Government Entity or any third party that the Company or the condition of any real properties used or leased by the Company has violated or is subject to liability pursuant to any Environmental Law.

                  (d) There are no facts, events or conditions with respect to the past or present operation of business of the Company or any environmental conditions at any of the real properties used or leased by the Company which could reasonably be expected to interfere with or prevent continued compliance with, or could reasonably be expected to give rise to any action, suit, claim or proceeding under, Environmental Laws.

                  (e) The Company is not subject to any liability, past or present, fixed or contingent under any Environmental Law.

                  (f) To the knowledge of the Company, there are no underground storage tanks on or under the real property used or leased by the Company.

                  (g) To the knowledge of the Company, no underground storage tanks were located on or under the real property used or leased by the Company which were removed or filled.

                  (h) The Company has not caused Hazardous Materials to be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on, in, over or under the real property used or leased by the Company, and, to the knowledge of the Company, no other Person has caused Hazardous Materials to be discharged, disbursed, stored, treated, generated or allowed to escape on, in, over or under the real property used or leased by the Company.

                  (i) No asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the real property used or leased by the Company, by the Company or, to the knowledge of the Company, by any other Person.

                  (j) To the knowledge of the Company, no PCBs have been located on or in the real property used or leased by the Company, whether in electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or otherwise.

                  Section 4.18. EMPLOYEE BENEFITS.

                  (a) Schedule 4.18(a) sets forth a complete and correct list of
(i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA,
(ii) any other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, stock appreciation, phantom stock, deferred compensation, pension, retirement, savings, profit sharing, incentive, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance, employee loan or educational assistance plan, arrangement or policy, and (iii) any employment, indemnification, consulting, severance or change-in-control agreement, in each case, which is sponsored or maintained by the Company or any of its Affiliates, or to which the Company or any of its Affiliates contributes or is required to contribute, on behalf of current or former employees, consultants or directors of the Company or their beneficiaries or dependents, whether or not written ("BENEFIT PLANS"). Neither the Company nor any of its Affiliates has communicated to present or former employees of the Company or formally adopted or authorized any additional Benefit Plan or any change in or termination of any existing Benefit Plan. No Benefit Plan covers employees other than employees of the Company.

                  (b) The Company has delivered to Parent complete and correct copies of each Benefit Plan, or written summaries of any unwritten Benefit Plan, any employee handbook applicable to employees of the Company, and, with respect to each Benefit Plan, the current summary plan description, related trust agreements or insurance contracts, the latest IRS determination letter, the last three annual financial statements, and the last three annual reports on IRS Form 5500 (including all required schedules and accountant's opinions).

                  (c) Each Benefit Plan is and has been operated and administered in accordance with its terms and all applicable laws. Each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status under the Code and nothing has occurred since the date of such favorable determination letter which would adversely affect the qualified status of such plan.

                  (d) All contributions and premium payments required to have been paid under or with respect to any Benefit Plan have been timely paid.

                  (e) No Benefit Plan provides health, life insurance or other welfare benefits to retirees or other terminated employees of the Company, other than continuation coverage required by Section 4980B of the Code or Sections 601-608 of ERISA ("COBRA"), and the Company does not have any current or projected liability for any such benefits.

                  (f) The Company has never maintained or contributed to a trust which is or was intended to be a voluntary employees' beneficiary association under Section 501(c)(9) of the Code.

                  (g) Except as set forth in Schedule 4.18(g) hereto, no Benefit Plan is funded with, or provides for benefits in the form of, stock or other securities of the Company.

                  (h) Except as set forth in Schedule 4.18(h), there has been no change, since January 1, 1999, in any Benefit Plan, or its related funding vehicle, which would significantly increase the Company's cost, or the benefits payable, with respect to such plan.

                  (i) Schedule 4.18(i) hereto lists each individual who is receiving, or who is entitled to elect, COBRA continuation coverage under any Benefit Plan which is a group health plan.

                  (j) The Company has never maintained or contributed to, or had an obligation to contribute to, (i) a "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA, (ii) a plan subject to Section 412 of the Code,
(iii) a plan subject to Section 4063 or 4064 of ERISA, or (iv) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

                  (k) No event has occurred and no condition exists with respect to any Benefit Plan which could subject any Benefit Plan, the Company, Parent or any of their employees, agents, directors or Affiliates, directly or indirectly (through an indemnification agreement or otherwise), to liability for a breach of fiduciary duty, a "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a tax, penalty or fine under Section 502 or 4071 of ERISA or Subtitle D, Chapter 43 of the Code.

                  (l) There are no actions, suits, or claims (other than routine claims for benefits in the ordinary course) with respect to any Benefit Plan pending which could give rise to a material liability, or to the knowledge of the Company, threatened, and the Company has no knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course). No Benefit Plan is currently under governmental investigation or audit and, to the best knowledge of the Company, no such investigation or audit is contemplated or under consideration.

                  (m) No event has occurred and no condition exists with respect to (i) any terminated employee benefit plan or arrangement previously maintained or contributed to by the Company, or (ii) any employee benefit plan or arrangement currently or previously maintained or contributed to by any Affiliate of the Company which, in either case, could subject the Company, Parent or any of their employees, agents, directors or Affiliates, directly or indirectly (through an indemnification agreement or otherwise), to any liability, including, without limitation, liability under Section 412, 4971 or 4980B of the Code or Title IV of ERISA.

                  (n) Except as set forth on Schedule 4.18(n) hereto and as otherwise contemplated by this Plan of Merger, the Transaction Documents or the transactions contemplated hereby and thereby, neither the execution of this Plan of Merger nor the consummation of the transactions contemplated by this Plan of Merger, will (i) increase the amount of benefits otherwise payable under any Benefit Plan, (ii) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits, or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current or former employee, consultant, or director of the Company. No payment or series of payments that would constitute a "parachute payment" (within the meaning of Section 280G of the Code) has been made or will be made by the Company, directly or indirectly, to any employee, consultant or director in connection with the execution of this Plan of Merger or as a result of the consummation of the transactions contemplated hereby.

                  (o) Substantially adequate and complete records have been and are maintained with respect to each Benefit Plan and are in the custody of the Company or a third party service provider retained by the Company.

                  Section 4.19. YEAR 2000. The "YEAR 2000" problem, consisting of the inability of certain computer applications to recognize and properly perform date-sensitive functions involving dates on or about or subsequent to December 31, 1999, will not have a Material Adverse Effect on the Company. The Company reasonably anticipates that all computer applications which are material to its business will, in a timely basis, be able to properly perform date-sensitive functions for all dates on and after January 1, 2000. The Software and related services used by the Company (except for off-the-shelf, shrink-wrap Software that is commercially available for retail purchase) and/or sold or licensed by the Company will not require any additional expenditures in order to be "YEAR 2000 COMPLIANT," which term shall include the following capabilities: (a) accurately processing date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;
(b) functioning accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) responding to two-digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and (d) storing and providing output of date information in ways that are unambiguous as to century. The Company has contacted its principal vendors of hardware, Software and services, and other Persons with whom the Company has material business relationships, and all such vendors and other Persons have notified the Company that their hardware, Software and services are Year 2000 Compliant to the extent affecting the Company. Upon Parent's request from time to time, the Company shall provide to Parent assurance that the Company's systems and Software are or will be in all material respects Year 2000 Compliant on a timely basis, all in form and substance reasonably satisfactory to Parent.

                  Section 4.20. POOLING. The Company was incorporated in 1998 and has never been a subsidiary or division of another corporation. At the date of this Plan of Merger, the Company had no investment in Parent and has not acquired any investment in Parent to date. The Company has not had any transactions changing the total equity interest of its common stock in contemplation of the Merger from the date of its incorporation to the date of this Plan of Merger, nor are there any equity transactions of this type planned prior to the Closing. The Company has purchased no treasury shares since the date of its incorporation nor are any purchases planned prior to the Closing. To the knowledge of the Company, Parent does not intend and has not agreed to effect any of the following transactions: (a) retire or reacquire, directly or indirectly, all or part of the Webcast Common Stock issued to effect the Merger,
(b) enter into financial arrangements for the benefit of the former shareholders of the Company (except as previously disclosed to Parent), or (c) dispose of a significant part of the assets of the Company within two years after the Effective Time, other than disposals in the ordinary course of business and to eliminate duplicate facilities or excess capacity or to comply with an order of a Governmental Entity. The Company has not disposed of any significant assets in the two years prior to the date of this Plan of Merger and between the date of this Plan of Merger and the Closing, except for disposals in the ordinary course of business. Notwithstanding the foregoing, no representation or warranty is made by the Company regarding the treatment or consequences of the Merger being accounted for as a pooling or a purchase transaction.

                  Section 4.21. VOTE REQUIRED. Other than the approval of the Merger by the affirmative vote of a majority of the holders of the outstanding shares of Webcast Common Stock and the Preferred Stock entitled to vote on the question, no vote of the holders of any class or series of the capital stock of the Company is required to approve this Plan of Merger, the Merger Agreement and the Merger.

                  Section 4.22. INTENTIONALLY OMITTED.

                  Section 4.23. BROKERS, FINDERS, ETC. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Plan of Merger or the transactions contemplated hereby based upon any agreements, written or oral, made by or on behalf of the Company or by or on behalf of any director, officer, employee, agent or Affiliate of the Company.

                  Section 4.24. MINUTE BOOKS. The minute books of the Company contain an accurate summary of all meetings of directors and shareholders of the Company since the time of the Company's incorporation. True and complete copies of the minute books of the Company have been made available to Parent.

                  Section 4.25. DISCLOSURE. No representation, warranty or statement made by the Company in this Plan of Merger, the Merger Agreement or the other Transaction Documents contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

                  Parent and Newco hereby jointly and severally represent and warrant to the Company as follows:

                  Section 5.1. INCORPORATION; AUTHORIZATION; CAPITALIZATION. (a) Each of Parent and Newco is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each of Parent and Newco has all requisite corporate power to own its respective properties and assets and to carry on its respective business as it is now being conducted.

                  (b) Each of Parent and Newco have full power and authority (corporate or otherwise) to execute, deliver and perform this Plan of Merger, the Merger Agreement and the other Transaction Documents to which Parent or Newco is a party. The execution, delivery and performance by Parent and Newco of this Plan of Merger, the Merger Agreement and the other Transaction Documents to which Parent or Newco is a party have been duly authorized by all necessary action (corporate or otherwise) on the part of each of Parent and Newco. This Plan of

Merger has been duly executed and delivered by each of Parent and Newco, and, as of the Closing Date, the Merger Agreement and the other Transaction Documents to which Parent or Newco is a party will be duly executed and delivered by Parent or Newco, as the case may be. This Plan of Merger is a legal, valid and binding obligation of each of Parent and Newco, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, the Merger Agreement and the other Transaction Documents to which Parent or Newco is a party will constitute legal, valid and binding obligations of Parent or Newco, as the case may be, enforceable against Parent or Newco in accordance with their terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  (c) The execution, delivery, and performance by each of Parent and Newco of this Plan of Merger, the Merger Agreement, and the other Transaction Documents to which Parent or Newco is a party and the consummation by Parent and Newco of the transactions contemplated hereby and thereby, do not,
(a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or by-laws (or similar organizational documents) of Parent or Newco or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or result in or permit the termination, amendment, modification, acceleration, suspensions, revocation or cancellation of, or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Parent or Newco is a party, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or other Governmental Entity or any applicable constitution or Law, to which Parent or Newco is subject, except for such violations, conflicts, breaches, defaults, failures to obtain consents, terminations, modifications, accelerations, revocations and cancellations as would not individually or in the aggregate have a Material Adverse Effect on Parent's or Newco's ability to perform their obligations hereunder.

                  (d) The authorized stock of Parent consists of 200,000,000 shares of Common Stock, $.001 par value, of which 57,222,000 shares were issued and outstanding as of the quarter ended June 30, 1999, and 10,000,000 shares of undesignated preferred stock, $.001 par value. No shares of Parent's preferred stock were issued or outstanding as of the quarter ended June 30, 1999. The authorized capital stock of Newco consists of 1,000 shares of Common Stock, $.01 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Newco have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable. As of the date hereof, Parent has also reserved 18,500,000 shares of its Common Stock for issuance pursuant to its employee and director stock and option plans, 9,374,776 shares of which were subject to outstanding options at July 31, 1999.

                  (e) The shares of StarMedia Common Stock to be issued as the Per Share Merger Consideration in accordance with this Plan of Merger and the Merger Agreement when issued and delivered in accordance with the terms of this Plan of Merger and the Merger Agreement, will have been duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive rights or any U.S. federal or state securities laws.

                  Section 5.2. CONSENTS, ETC. No filing, consent, approval or authorization of any Government Entity or of any third party on the part of the Parent or Newco is required in connection with the execution, delivery and performance of this Plan of Merger, the Merger Agreement and the other Transaction Documents to which Parent or Newco is a party by Parent or Newco or the consummation by Parent or Newco of any of the transactions contemplated hereby or thereby, except in connection with or in compliance with the provisions of the Corporations Code, the laws of certain foreign jurisdictions under which a filing may be required in connection with the Merger, and compliance with applicable state blue sky laws.

                  Section 5.3. SEC DOCUMENTS. Parent has made available to the Company a true and complete copy of Amendment No. 7 to Parent's S-1 Registration Statement (including all exhibits thereto) relating to Parent's initial public offering, Form 10-Q for the quarter ended June 30, 1999 filed by Parent with the Securities and Exchange Commission (the "SEC"), and the Form 8-K's filed on June 10, 1999, June 25, 1999 and August 10, 1999 by Parent with the SEC (collectively, the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and as of their respective filing dates, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Documents (collectively, the "PARENT FINANCIAL STATEMENTS") were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of Parent as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate. Since June 30, 1999 and until the date of this Plan of Merger, there has been no material change in Parent's accounting policies which would require disclosure in the Parent's Financial Statements under GAAP.

                  Section 5.4. NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's report on Form 10-Q for the quarter ended June 30, 1999 and until the date of this Plan of Merger, there has not occurred any material adverse change in the business, assets, liabilities, operations, results of operation, prospects or financial condition of Parent and its subsidiaries, taken as a whole.

                  Section 5.5. BROKERS, FINDERS, ETC. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Plan of Merger, the Merger Agreement or the transactions contemplated hereby and thereby based upon any agreements, written or oral, made by or on behalf of Parent or Newco or by or on behalf of any director, officer, employee, agent or Affiliate of Parent or Newco.

                  Section 5.6. POOLING. To Parent's knowledge, Parent does not intend and has not agreed to effect any of the following transactions: (a) retire or reacquire, directly or indirectly, all or part of the Webcast Common Stock issued to effect the Merger, (b) enter into financial arrangements for the benefit of the former shareholders of the Company (except as previously disclosed to the Company), or (c) dispose of a significant part of the assets of the Company within two years after the Effective Time, other than disposals in the ordinary course of business and to eliminate duplicate facilities or excess capacity or to comply with an order of a Governmental Entity. Notwithstanding the foregoing, no representation or warranty is made by Parent regarding the treatment or consequences of the Merger being accounted for as a pooling or a purchase transaction.

                  Section 5.7. LITIGATION, ETC. As of the date of this Plan of Merger, to Parent's knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Plan of Merger.

                  Section 5.8. TAXES. Parent has no present plan or intention after the Merger to (i) reacquire any of its stock issued in the Merger, (ii) liquidate the Surviving Corporation; (iii) merge the Surviving Corporation with or into another corporation; (iv) sell or otherwise dispose of the stock of Surviving Corporation, except for transfers of stock to corporations controlled by Parent; or, (v) cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.


                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1. COVENANTS OF THE COMPANY. The Company agrees to observe and perform the following covenants and agreements:

                  (a) CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE. Except as contemplated in this Plan of Merger, prior to the Closing, the Company will:

                           (1) not make or permit any material change in the
                  general nature of its business;

                           (2) maintain its business in accordance with prudent
                  business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted;

                           (3) preserve the Company as an ongoing business and
                  use reasonable efforts to maintain the goodwill associated with the Company;

                           (4) preserve all of the Company's Licenses;

                           (5) not enter into any material transaction or
                  Contract involving a total commitment by or to any party thereto of more than $10,000 on an annual basis or more than $30,000 on its remaining term which cannot be terminated on no more than 60 days' notice without penalty or additional cost to the Company as the terminating party, except in the ordinary course of business and consistent with past practice;

                           (6) not purchase, sell, lease, dispose of or
                  otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to Lien, any of the assets of the Company;

                           (7) not hire any new employee unless such new
                  employee is hired at-will and such new employee's total compensation is the same or less than present employees of the Company as of the date hereof;

                           (8) not voluntarily change in any material respect or
                  terminate any insurance policies disclosed on Schedule 4.12 that presently are in effect unless equivalent coverage is obtained;

                           (9) not make any changes in financial policies or
                  practices, or strategic or operating policies or practices;

                           (10) comply in all material respects with all
                  applicable Laws and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

                           (11) not adopt, amend (other than amendments that
                  reduce the amounts payable by Parent or any of its subsidiaries or amendments required by law) or assume an obligation to contribute to any Benefit Plan or collective bargaining agreement or enter into any employment, consulting, severance or similar Contract with any Person (including without limitation, contracts with management of the Company or any of its Affiliates that might require payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder;

                           (12) except in the ordinary course of business or as
                  required by the terms of any existing Contract or Benefit Plan, not grant any increase or change in total compensation, benefits or pay any bonus to any employee, director or consultant;

                           (13) not grant or enter into or extend the term of
                  any Contract with respect to continued employment or service for any employee, officer, director or consultant;

                           (14) not make any loan or advance to any Person other
                  than to any officer, director, shareholder or employee in the ordinary course of business and consistent with past practice;

                           (15) not amend any of its organizational
                  documents; and

                           (16) not incur any indebtedness.

                  (b) ACCESS TO THE COMPANY'S OFFICES, PROPERTIES AND RECORDS; UPDATING INFORMATION.

                           (1) From and after the date hereof and until the
                  Closing Date, the Company shall permit Parent and its representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of the Company, and shall disclose, and make available to Parent and its representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to the Company, its business, assets and liabilities. Without limiting the application of the Confidentiality Agreement dated August 1999 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), all documents or information furnished by the Company hereunder shall be subject to the Confidentiality Agreement.

                           (2) The Company will notify Parent as promptly as
                  practicable of any significant change in the operation of the Company and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Entity, or the institution or overt threat or settlement of any material Action involving or affecting the Company or the transactions contemplated by this Plan of Merger, and shall use reasonable efforts to keep Parent fully informed of such events and permit Parent's representatives access to all materials prepared in connection therewith.

                           (3) As promptly as practicable after Parent's
                  request, the Company will furnish such financial and operating data and other information pertaining to the Company and its business and assets as Parent may reasonably request.

                  (c) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. The Company will use its reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby.

                  (d) DIVIDENDS. The Company shall not: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; or (ii) redeem, repurchase or otherwise acquire any shares of its capital stock.

                  (e) ISSUANCE OF SECURITIES. Except for Webcast Common Stock
(i) issued pursuant to the exercise of options to purchase Webcast Common Stock outstanding on the date hereof; (ii) issued upon the conversion of the Preferred Stock; or (iii) released from the Company's repurchase option pursuant to restricted stock purchase agreements between the Company and the Shareholders, the Company shall not issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities.

                  (f) ACCOUNTING. The Company shall not make any changes in its accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

                  (g) CONVERSION OF STOCK. Prior to the Closing, the Company shall cause the holders of all of the issued and outstanding shares of Preferred Stock to convert such shares of Preferred Stock to Webcast Common Stock in accordance with the terms of such Preferred Stock, effective immediately prior to the Effective Time and conditioned upon the effectiveness of the Merger.

                  (h) WEBCAST SHAREHOLDERS' APPROVAL. The Company shall, as soon as reasonably practicable after the date hereof, but in no event later than seven days after the date hereof, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (including all adjournments thereof, the "COMPANY MEETING," which term shall also include any action by written consent of shareholders) for the purpose of securing the affirmative vote of 98% of the outstanding shares of Webcast Common Stock and Preferred Stock, and (ii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval and adoption of this Plan of Merger and the Merger Agreement and the transactions contemplated hereby and thereby. The Company will (i) promptly prepare and, after consultation with and approval by Parent as to the form and substance thereof, promptly mail to each holder of shares of Webcast Common Stock and of Preferred Stock, a proxy statement describing the Merger, soliciting the approval and adoption of this Plan of Merger by such holders and containing such other information as the Company shall determine or as Parent may reasonably request and (ii) use its best efforts to obtain the necessary approvals by its shareholders of this Plan of Merger.

                  (i) RULE 145 LETTERS. The Company shall promptly identify to Parent all officers and directors of the Company and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("RULE 145 AFFILIATES"), and the Company shall use its reasonable efforts to provide to Parent undertakings from such persons

("RULE 145 LETTERS") to the effect that no disposition of shares of StarMedia Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from registration under the Securities Act.

                  (j) CONVERTIBLE SECURITIES. As of the Closing, there shall be no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, to which the Company is a party or to which it is bound, that directly or indirectly (a) calls for the issuance, sale, pledge, delivery or other disposition of any securities of the Company or any securities convertible into, or other rights to acquire, any securities of any of the Company, (b) relates to the voting or control of any securities of the Company or (c) obligates the Company or any of its Affiliates to grant, offer or enter into any of the foregoing.

                  Section 6.2. ADDITIONAL AGREEMENTS.

                  (a) FURTHER ASSURANCES. Each of Parent and the Company agrees to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Plan of Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the Company's shareholders and the officers and directors of the Company immediately prior to the Effective Time are fully authorized in the name of the Company or otherwise to take, and will take, all such lawful and necessary action.

                  (b) PUBLIC ANNOUNCEMENTS. From the date of this Plan of Merger until the earlier of the date of termination of this Plan of Merger or the Effective Time, neither the Company, Newco nor Parent will disclose or permit their respective agents or Affiliates to disclose to any third parties (other than the Company's shareholders) the fact of the proposed Merger, issue, or permit any of their respective agents or Affiliates to issue, any press releases or otherwise make, or permit any of their respective agents or Affiliates to make, any public or other statements, or to release any information intended for or reasonably likely to result in public or other dissemination thereof, with respect to this Plan of Merger, the Merger Agreement and the transactions contemplated hereby and thereby without the prior written consent of all the other parties hereto, except in the case of Parent, as may be required, in the opinion of Parent's counsel, by law or by the rules of the Nasdaq Stock Market.

                  Section 6.3. EMPLOYEE MATTERS. Nothing in this Plan of Merger shall be construed to require the Surviving Corporation, any of its Affiliates or Parent to continue the employment of any employee of the Company or any of its Affiliates or, to continue in effect any employee benefit plan or arrangement; PROVIDED, HOWEVER, that each employee of the Company who becomes an employee of Parent after the Effective Time shall be eligible to receive salary and benefits (such as health insurance, bonuses, stock options) consistent with Parent's standard human resource policies.

                  Section 6.4. EXCLUSIVITY. Neither the Company nor its officers, directors or Affiliates will take any action, directly or indirectly, to encourage, solicit, initiate, engage in, or continue discussions or negotiations with, or provide any information to, any Person, group or other entity, other than Parent, concerning any purchase of any capital stock or assets of the Company or any merger or similar transaction involving the Company.

                  Section 6.5. INTENTIONALLY OMITTED.

                  Section 6.6. NASDAQ LISTING. Parent agrees to use reasonable efforts to cause the listing on the Nasdaq National Market the shares of StarMedia Common Stock issuable in the Merger, upon official notice of issuance.

                  Section 6.7. COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, and (ii) the review of any Company audit or review work papers since inception, including the examination of selected interim financial statements and data.

                  Section 6.8. INTENTIONALLY OMITTED.

                  Section 6.9. FORM S-8. As of the date of this Plan of Merger, Parent represents and warrants that it is eligible to register shares on Form S-8. The Assumed Options will be covered under a registration statement on Form S-8 and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement consistent with Parent's practice with similar registration statements related to employee stock plans.

                  Section 6.10. INDEMNITY AGREEMENT. Parent agrees that it will cause the Surviving Corporation to honor that certain indemnity agreement between the Company and Scott Heldfond dated as of July 1, 1999.

                  Section 6.11. WEBCAST STOCK OPTIONS. (a) At the Effective Time, each option to purchase shares of Webcast Common Stock issued under the Company's Option Plan which is outstanding and unexercised immediately prior to the Effective Time (a "WEBCAST OPTION") shall cease to represent a right to acquire shares of Webcast Common Stock and shall be converted automatically into an option to purchase shares of StarMedia Common Stock (an "ASSUMED OPTION") in an amount and at an exercise price determined as follows:

                           (i) the number of shares of StarMedia Common Stock
                  subject to an Assumed Option shall be equal to the product of
                  (A) the number of shares of Webcast Common Stock subject to the original Webcast Option, and (B) an amount equal to the Per Share Merger Consideration, provided that any fractional shares of StarMedia Common Stock resulting from such multiplication shall be rounded down to the nearest number of whole shares; and

                           (ii) the exercise price per share of StarMedia Common
                  Stock under an Assumed Option shall be equal to (A) the exercise price per share of Webcast Common Stock under the original Webcast Option, divided by (B) an amount equal to the Per Share Merger Consideration, provided that the resulting exercise price shall be rounded up to the nearest cent.

                  (b) Except as provided in subsection (a) above, each Assumed Option shall continue to be subject to the same terms and conditions as applied immediately prior to the Effective Time (except that all references to the Company shall be deemed to be references to Parent).


                                   ARTICLE VII

             CONDITIONS TO PARENT'S AND NEWCO'S OBLIGATIONS TO CLOSE

                  Parent's and Newco's obligations to consummate the Closing and effect the Merger shall be subject to the satisfaction at or prior to the Closing, or waiver by Parent and Newco, of each of the following conditions (any of which may be waived by Parent and Newco in their sole discretion):

                  Section 7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. Each of the representations and warranties of the Company contained in this Plan of Merger or in any Schedule, certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Plan of Merger and on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Plan of Merger to be performed or complied with by the Company at or prior to the Effective Time. The Company shall deliver to Parent and Newco a certificate, dated the Closing Date and signed by a senior executive officer of the Company, to the effect that the conditions set forth in this Section 7.1 have been satisfied.

                  Section 7.2. SHAREHOLDERS.

                  (a) This Plan of Merger and the Merger shall have been approved and adopted by 98% of the holders of Webcast Common Stock and Preferred Stock.

                  (b) The Indemnity and Non-Compete Agreement shall have been entered into by the Shareholders and be in full force and effect.

                  (c) Each of the Shareholders and all of the other officers and directors of the Company shall have executed and delivered to the Company and Parent a General Release, in the form attached hereto as Exhibit C, providing for, among other things, the release of the Company of all obligations owed to the Shareholders.

                  Section 7.3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS. Each of the representations and warranties of the Shareholders contained in the Indemnity and Non-Compete Agreement shall be true and correct in all material respects on and as of the date of this Plan of Merger and on and as of the Effective Time; PROVIDED, HOWEVER, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects. The Shareholders shall have performed or complied with all covenants and agreements required by the Indemnity and Non-Compete Agreement to be performed or complied with by them at or prior to the Effective Time. Each of the Shareholders shall have delivered to Parent and Newco a certificate, dated the Closing Date and signed by each of the Shareholders, to the effect that the conditions set forth in this Section 7.3 have been satisfied.

                  Section 7.4. FILINGS; CONSENTS. All registrations, filings, applications, notices, consents, releases, approvals, orders, qualifications and waivers required in connection with the consummation of the transactions contemplated hereby, including the approval of the Company's shareholders contemplated by Section 7.2, shall have been filed, made, obtained or received.

                  Section 7.5. NO INJUNCTION. (a) There shall be no injunction, restraining order or decree of any nature of any court or other Government Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby, (b) no Action shall have been instituted by or before any court, panel, arbitrator or other Government Entity or any other Person to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, and (c) none of the parties hereto shall have received notice from any Government Entity or any other Person of (i) its intention to institute any Action to restrain or enjoin or nullify this Plan of Merger or the consummation of the transactions contemplated hereby or to commence any investigation into the consummation of the transactions contemplated hereby or
(ii) the actual commencement of such an investigation.

                  Section 7.6. DOCUMENTS. The Company shall have delivered to Parent at the Closing such other documents and instruments as shall be reasonably necessary to effectuate the transactions contemplated by this Plan of Merger. The Company and the Shareholders shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder.

                  Section 7.7. CONVERTIBLE SECURITIES. As of the Closing, there shall be no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, to which the Company is a party or to which it is bound that directly or indirectly (a) calls for the issuance, sale, pledge, delivery or other disposition of any securities of the Company or any securities convertible into, or other rights to acquire, any securities of any of the Company, (b) relates to the voting or control of any securities of the Company or (c) obligates the Company or any of its Affiliates to grant, offer or enter into any of the foregoing.

                  Section 7.8. RULE 145 LETTERS. Each Rule 145 Affiliate shall have executed and delivered to Parent a Rule 145 Letter, in form and substance reasonably satisfactory to Parent and its counsel.

                  Section 7.9. APPRAISAL RIGHTS. There shall not be any demand for payment for shares or any appraisal thereof by more than 2% of the outstanding shares of Webcast Common Stock and Preferred Stock pursuant to the Corporations Code with respect to the Merger.


                                  ARTICLE VIII

                 CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE

                  The Company's obligation to consummate the Closing and effect the Merger is subject to the satisfaction at or prior to the Closing, or waiver by the Company, of all of the following conditions (any of which may be waived by the Company in its sole discretion):

                  Section 8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT. Each of the representations and warranties of Parent and Newco contained in this Plan of Merger or in any Schedule, certificate, document or instrument delivered in connection herewith, shall be true and correct in all material respects on and as of the date of this Plan of Merger and on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Parent and Newco shall have performed and complied in all material respects with all covenants and agreements required by this Plan of Merger to be performed or complied with by them at or prior to the Effective Time. Parent shall deliver to the Company a certificate, dated the Closing Date and signed by an officer of Parent, to the effect that the conditions set forth in this Section 8.1 have been satisfied.

                  Section 8.2. SHAREHOLDER APPROVALS. This Plan of Merger and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

                  Section 8.3. NO INJUNCTION. There shall be no injunction, restraining order or decree of any nature of any court or other Government Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Merger and the other transactions contemplated hereby.

                  Section 8.4. NASDAQ LISTING. The shares of StarMedia Common Stock issuable to shareholders of the Company pursuant to this Plan of Merger and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.


                                   ARTICLE IX

                                    SURVIVAL

                  Section 9.1. SURVIVAL. All of the representations, warranties, covenants and agreements of the parties contained in this Plan of Merger or in any certificate, document or other instrument delivered in connection herewith shall survive (and not be affected in any respect by) the Effective Time and any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Plan of Merger shall terminate on, and no claim or Action with respect thereto may be brought after, the first anniversary of the Effective Time, PROVIDED, HOWEVER, that to the extent a breach of a representation or warranty made by the Company is discovered during the audit by Parent's accountants of Parent's consolidated financial statements for the year ended December 31, 1999, such representation and warranty insofar as it relates to such discovered matter shall terminate on the date of the issuance of such accountants' report with respect such consolidated financial statements. The representations and warranties which terminate on the first anniversary of the Effective Time and the representations and warranties which terminate on the issuance of such accountants' report, and the liability of the Shareholders with respect thereto under the Indemnity and Non-Compete Agreement, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the appropriate Person has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the first anniversary of the Effective Time, or the date of the issuance of such accountants' report, as the case may be.


                                    ARTICLE X

                                   TERMINATION

                  Section 10.1. TERMINATION. This Plan of Merger may be terminated at any time prior to the Closing by:

                  (a) the mutual written consent of the Company and Parent; or

                  (b) the Company or Parent, if the Closing has not occurred by the close of business on October 31, 1999; PROVIDED, that neither the Company, in the case of termination by the Company, or Parent or Newco, in the case of termination by Parent, is in material default hereunder.

                  Section 10.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Plan of Merger pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party or parties hereto, and this Plan of Merger shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of this Section 10.2 and of Sections 11.8, 11.9 and 11.13 shall survive the termination of this Plan of Merger; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Plan of Merger.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1. ENTIRE AGREEMENT. This Plan of Merger and the documents and agreements referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written.

                  Section 11.2. BENEFIT; ASSIGNMENT. This Plan of Merger shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. This Plan of Merger shall not be assigned by any party hereto without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Parent may assign any or all of its rights hereunder to one or more Affiliates of Parent without the consent of the Company. Any assignment of this Plan of Merger in violation of the terms hereof shall be null and void AB INITIO.

                  Section 11.3. NO PRESUMPTION. Parent and the Company have participated jointly in the negotiation and drafting of this Plan of Merger. In the event any ambiguity or question of intent or interpretation arises, this Plan of Merger shall be construed as if drafted jointly by Parent, Newco and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Plan of Merger.

                  Section 11.4. NOTICES. All notices, requests, claims, demands and other communications provided for herein shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier, addressed to the party at its address set forth below:

If to Company:                                 Webcast Solutions, Inc.
                                               300 Brannan Street, Suite 601
                                               San Francisco, CA 94107
                                               Attn:  Cory A. Smith
                                               Telephone No.:  (415) 284-9999
                                               Telecopy No.:  (415) 284-9219

With a copy to:                                Wilson Sonsini Goodrich & Rosati
                                               Professional Corporation
                                               650 Page Mill Road
                                               Palo Alto, California 94304
                                               Attn: Steven L. Berson
                                               Michael S. Russell
                                               Telephone No.:  (650) 493-9300
                                               Telecopy No.:(650) 461-5375

If to Parent or Newco:                         StarMedia Network, Inc.
                                               29 West 36th Street, 5th Floor
                                               New York, NY 10018
                                               Telecopy No: (212) 548-9650
                                               Attn: Justin K. Macedonia

With a copy to:                                Hughes Hubbard & Reed LLP
                                               One Battery Park Plaza
                                               New York, New York  10004
                                               Telecopier:  (212) 422-4726
                                               Attn:  Jeffrey R. Coleman

or to such other address as a party may from time to time designate in writing. All notices, requests, claims, demands and other communications given to any party hereto in accordance with the provisions of this Plan of Merger shall be deemed to have been given on the date of receipt.

                  Section 11.5. COUNTERPARTS; HEADINGS. This Plan of Merger may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same Plan of Merger. The Article and Section headings in this Plan of Merger are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Plan of Merger.

                  Section 11.6. SEVERABILITY. If any term, provision, clause or part of this Plan of Merger or the application thereof under certain circumstances is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and parts of this Plan of Merger shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision or part of this Plan of Merger is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Plan of Merger so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  Section 11.7. NO RELIANCE. Except for any assignees permitted by Section 11.2 of this Plan of Merger:

                  (a) no third party is entitled to rely on any of the representations, warranties or agreements of the parties hereto contained in this Plan of Merger; and

                  (b) the parties hereto assume no liability to any third party because of any reliance on the representations, warranties or agreements of such parties contained in this Plan of Merger.

                  Section 11.8. GOVERNING LAW. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except to the extent that the terms and consummation of the Merger are subject to the laws of the State of California, in which case the applicable provisions hereof shall be governed by the laws of the State of California.

                  Section 11.9. SUBMISSION TO JURISDICTION; WAIVERS. The parties hereto hereby irrevocably and unconditionally agree that:

                  (a) All suits, actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or Federal court sitting in the City of New York and any appellate court from any thereof, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding and any objection to any such suit action or proceeding whether on the grounds of venue, residence or domicile. A final judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

                  (b) Service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11.4.

                  Section 11.10. WAIVER. Any party to this Plan of Merger may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Plan of Merger. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                  Section 11.11. AMENDMENT. This Plan of Merger may not be amended, modified or supplemented except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

                  Section 11.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Plan of Merger was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 11.13. EXPENSES. Whether or not the Merger is consummated, all legal expenses and all other costs and expenses incurred in connection with this Plan of Merger, the Merger Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses.

                  IN WITNESS WHEREOF, this Plan of Merger has been signed by or on behalf of each of the parties as of the day first above written.



                                     WEBCAST SOLUTIONS, INC.


                                     By:  /s/ Cory A. Smith
                                          Cory A. Smith
                                          President and Chief Executive Officer



                                     STARMEDIA NETWORK, INC.


                                     By:  /s/ Jack Chen
                                          Name: Jack Chen
                                          Title: President



                                     S MEDIA ACQUISITION CORP.


                                     By:  /s/ Jack Chen
                                          Name: Jack Chen
                                          Title: President

                                    EXHIBIT D

                  1. For purposes of this Plan of Merger, the following terms shall have the following meanings:

                  "ACTION" shall mean any actual or threatened action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.

                  "AFFILIATE" (and, with a correlative meaning, "AFFILIATED") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "AGGREGATE SHARE MERGER CONSIDERATION" shall mean:

                  (1) that number of shares of StarMedia Common Stock determined as follows: (x) if the Conversion Price is less than or equal to $41.50 and greater than or equal to $31.50, 1,000,000, (y) if the Conversion Price is less than $31.50, then an amount equal to (i) 1,000,000 multiplied by (ii) $31.50, divided by (iii) the Conversion Price, provided, however, that if the amount determined pursuant to this clause (y) without giving effect to this proviso is more than 1,500,000, then such amount shall be deemed to equal 1,500,000, or (z) if the Conversion Price is greater than $41.50, then an amount equal to (i) 1,000,000 multiplied by (ii) $41.50, divided by (iii) the Conversion Price, provided, however, that if the amount determined pursuant to this clause (z) without giving effect to this proviso is less than 500,000, then such amount shall be deemed to equal 500,000, minus (2) 10,278.

                  "AGGREGATE WEBCAST OPTION NUMBER" shall mean the product of:
(a) the Aggregate Share Merger Consideration, times (b) a fraction, the numerator of which is the number of shares of Webcast Common Stock subject to options to purchase under the Company's Option Plan which options are outstanding and unexercised immediately prior to the Effective Time ("Outstanding Option Shares"), and the denominator of which is the sum of the Effective Time Shares and the Outstanding Option Shares.

                  "ASSOCIATE" of a specified Person shall mean (a) a corporation or other organization of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which such Person has such a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (c) any Relative of such Person who has the same home as such Person.

                  "CLOSING" shall mean the consummation of the Merger and the other transactions contemplated hereby as described in Article II.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CONTRACTS" shall mean all contracts, agreements, leases, arrangements, commitments or understandings, whether oral or written, whether existing as of the date hereof or arising prior to the Effective Time, to which the Company is a party or is otherwise bound.

                  "CONVERSION PRICE" shall mean the average of the closing price of shares of StarMedia Common Stock on the Nasdaq Stock Market for the five trading day period ending on the day before the Effective Time.

                  "CORPORATIONS CODE" shall mean the California Corporations Code as in effect from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

                  "EFFECTIVE TIME SHARES" shall mean the number of shares of Webcast Common Stock outstanding immediately prior to the Effective Time after giving effect to the conversion of all outstanding shares of Preferred Stock.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder (including those with respect to asbestos or asbestos-containing material or exposure to asbestos or asbestos-containing material) relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including any Hazardous Material, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

                  "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time consistently applied.

                  "GOVERNMENTAL ENTITY" OR "GOVERNMENT ENTITY" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or Governmental Entity of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing Governmental Entity under or for the account of any of the foregoing.

                  "HAZARDOUS MATERIALS" shall mean substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances," or otherwise regulated under Environmental Laws, including petroleum, its derivatives and petroleum products.

                  "IP LICENSE" means any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement of or remuneration for any Intellectual Property Right.

                  "IRS" shall mean the Internal Revenue Service.

                  "INDEMNITY AND NON-COMPETE AGREEMENT" shall mean the agreement in the form of Exhibit B hereto executed as of the date of this Plan of Merger by the Shareholders and Parent.

                  "INTELLECTUAL PROPERTY" means the Intellectual Property Rights identified in Schedules 4.8(a), 4.8(d) and 4.8(h), together with all other Intellectual Property Rights owned, used or held for use in connection with the business of the Company as currently conducted.

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, trade secrets, know-how, proprietary information (including without limitation proprietary software algorithms and designs), mask work rights, database rights, publicity rights, privacy rights and other rights of a similar nature for which legal protection may be obtained, in the United States and/or any other country or jurisdiction; (ii) pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) rights of priority under national laws and international conventions with respect to any of the foregoing; (v) continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vi) goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) rights to sue with respect to past and future infringements of any of the foregoing.

                  "LAWS" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

                  "LIEN" means any lien, (including, without limitation, environmental and tax liens) charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other Lien (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction) preferential arrangement or restriction of any kind (including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes).

                  "MATERIAL ADVERSE EFFECT" when used with reference to a Person or Persons shall mean a material adverse effect on the business, assets, liabilities, operations, results of operation, prospects or financial condition of such Person or Persons.

                  "OUTSTANDING IP LICENSE" means any IP License by or to the Company or to which the Company is otherwise a party, or by which the Company or any of its Intellectual Property or other property is subject or bound.

                  "PER SHARE MERGER CONSIDERATION" shall mean an amount equal to
(x) the Aggregate Share Merger Consideration, (y) minus the Aggregate Webcast Option Number, (z) divided by the Effective Time Shares rounded to the nearest ten-thousandth of a share.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Entity.

                  "RELATIVE" of a Person shall mean such Person's spouse, such Person's parents, sisters, brothers, children and the spouses of the foregoing and any member of the immediate household of such Person.

                  "RETURNS" shall mean all returns, declarations, statements, reports, estimates, forms or other documents or information, including any amendments to any of the foregoing, required to be filed with or supplied to any Taxing Authority.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

                  "SHAREHOLDERS" shall mean Cory Smith, Bradley L. Knop, Jon Fox and Erin McCarthy.

                  "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "STARMEDIA COMMON STOCK" shall mean the common stock, par value $0.001 per share of StarMedia Network, Inc.

                  "SUBSIDIARY" means, with respect to any specified Person, any other corporation, partnership, joint venture, association or other entity in respect of which such specified Person directly, or indirectly through one or more other subsidiaries, owns not less than 50% of the overall economic equity.

                  "TAXES" shall mean (a) all taxes (whether federal, state, county, local or foreign), fees, levies, customs duties, assessments, or charges of any kind whatsoever, including without limitation gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, AD VALOREM, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes, together with any interest, penalties, or additions to tax imposed with respect thereto and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.

                  "TAXING AUTHORITY" shall mean any Government Entity having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

                  2. The following terms shall have the meanings ascribed to them in the section of this Plan of Merger indicated below:


DEFINED TERM                                                                               SECTION

"Administration"......................................................................      4.15

"Benefit Plans".......................................................................      4.18(a)

"Certificate of Merger"...............................................................      2.2

"COBRA"...............................................................................      4.18(e)

"Company".............................................................................      Preamble

"Company Meeting".....................................................................      6.1(h)

"Confidentiality Agreement"...........................................................      6.1(b)(1)

"Effective Time"......................................................................      2.2

"Financial Statements"................................................................      4.2(a)

"Insider Transactions"................................................................      4.14

"Insiders"............................................................................      4.14

"Letter of Transmittal"...............................................................      3.2(a)

"Licenses"............................................................................      4.9(a)

"Merger"..............................................................................      Preamble

"Merger Agreement"....................................................................      Preamble

"Newco"...............................................................................      Preamble

"Option Plan".........................................................................      4.1(d)

"OSHA"................................................................................      4.15

"Parent"..............................................................................      Preamble

"Parent Financial Statements".........................................................      5.3

"Parent SEC Documents"................................................................      5.3

"Plan of Merger"......................................................................      Preamble

"Preferred Stock".....................................................................      4.1(d)

"Rule 145 Affiliates".................................................................      6.1(i)

"Rule 145 Letters"....................................................................      6.1(i)

"SEC".................................................................................      5.3

"Surviving Corporation"...............................................................      2.1

"Transaction Documents"...............................................................      4.1(b)

"Webcast Common Stock"................................................................      Preamble

"Webcast Shareholders' Approval"......................................................      4.21

"Year 2000"...........................................................................      4.19

"Year 2000 Compliant".................................................................      4.19

                                  SCHEDULE 3.5

                                 1933 Act Legend

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS RECEIVED STATING THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY
SECTION 4(2) THEREUNDER.